UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2010
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza
Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On November 15, 2010, Jeffrey Ganek resigned from the Board of Directors (the “Board”) of NeuStar, Inc. (“Neustar” or the “Company”). Mr. Ganek will remain as an employee of the Company until December 31, 2010, after which he will serve as an advisor to the Board.
(d) On November 15, 2010, the Board appointed Lisa Hook, President and Chief Executive Officer (“CEO”) of the Company, as a Class III director to fill the vacancy created by Mr. Ganek’s resignation. A copy of the press release announcing Ms. Hook’s appointment is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. In connection with her appointment, Ms. Hook agreed to resign from the Board in the event she ceases to be CEO of the Company for any reason.
There are no transactions between the Company and Ms. Hook that are reportable under Item 404(a) of Regulation S-K.
(e) In connection with the events described above, Mr. Ganek entered into a Status Change Agreement and a Consulting Services Agreement with the Company on November 15, 2010. Copies of the Status Change Agreement and the Consulting Services Agreement are included as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report and are incorporated herein by reference.
Under the Status Change Agreement, Mr. Ganek’s employment will terminate on December 31, 2010, at which time he will become an advisor to the Board. Upon termination, subject to execution of a release of claims, Mr. Ganek will receive severance benefits under the Company’s Key Employee Severance Pay Plan (the “Severance Plan”). These benefits will include: (i) 250 percent of Mr. Ganek’s base salary ($1,500,000 total), payable over 18 months; (ii) a cash bonus for 2010, based on actual results, payable at the same time bonuses are paid to the Company’s executives in 2011; and (iii) reimbursement of up to 18 months of COBRA continuation coverage under the Company’s medical plan. In the event that the bonus paid to Mr. Ganek under the Severance Plan is less than $600,000 (his target bonus for 2010), the Company will pay Mr. Ganek the difference. The Company will also pay up to $60,000 in fees to Mr. Ganek’s attorneys for services provided in connection with the status change.
During Mr. Ganek’s consulting term, which will extend from his termination date through January 1, 2012, Mr. Ganek will be paid $500 per hour, plus reasonable expenses, for his services and will work up to eight hours per week. Mr. Ganek’s outstanding equity awards (other than his 2010 performance share units, which will be canceled) will continue to vest, be exercisable or be forfeited during the consulting term in accordance with their terms.
Mr. Ganek has agreed to an extension of his existing Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality, dated May 2, 2008, with the Company. Under that agreement, as extended, Mr. Ganek will not compete with the Company or solicit Company employees or customers prior to June 30, 2013. In addition, prior to June 30, 2013, Mr. Ganek will be subject to a standstill arrangement that will limit his ability to acquire Neustar stock or seek control of Neustar.

Item 9.01.	Financial Statements and Exhibits
The following materials are attached as exhibits to this Current Report:

Exhibit
Number	Description
99.1	Press Release of Neustar, dated November 15, 2010.
99.2	Status Change Agreement, dated November 15, 2010, between Jeffrey Ganek and Neustar.
99.3	Consulting Services Agreement, dated November 15, 2010, between Jeffrey Ganek and Neustar.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2010	NEUSTAR, INC.
	By:	/s/ Paul S. Lalljie
		Name:	Paul S. Lalljie
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Neustar, dated November 15, 2010.
99.2	Status Change Agreement, dated November 15, 2010, between Jeffrey Ganek and Neustar.
99.3	Consulting Services Agreement, dated November 15, 2010, between Jeffrey Ganek and Neustar.

4